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                                                                     EXHIBIT 5.1
                                                                      (Form S-8)


January 29, 2001

APW Ltd.
N22 W23685 Ridgeview Parkway West
Waukesha
Wisconsin 53188-1013
USA

Dear Sirs:

APW Ltd. (the "Company")
Registration of Common Stock

We have acted as special legal counsel in Bermuda to the Company in connection with the registration by the Company of an aggregate of 200,000 of its common shares of US$0.01 par value (the "Shares") to be issued pursuant to the APW Ltd. 2001 Outside Directors' Stock Option Plan (the "Plan").

For the purposes of giving this opinion, we have examined a facsimile copy dated 24 January, 2001 of a draft Registration Statement on Form S-8 (the "Registration Statement" which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) to be filed with the Securities and Exchange Commission on 29 January, 2001 under the Securities Act of 1933, as amended
(the "Act").

We have also reviewed the memorandum of continuation and the bye-laws of the Company, a certified copy of resolutions passed at a meeting of its directors held on 17 July, 2000 and 1 November, 2000 certified by the Secretary of the Company on 24 January, 2001, certified confirmation by the Secretary dated 24 January, 2001 that the Plan was approved by the members at a meeting of its members held on 16 January, 2001 (together the "Minutes"), and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the Minutes remain in full force and effect and have not been rescinded or amended, (e) full payment (meaning payment of the full subscription price in respect thereof, which shall not be less than the par value of such Shares) for the Shares upon the exercise of the stock options pursuant to the Plan, (f) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (g) the Registration Statement shall have become effective pursuant to the provisions of the Act, (h) that the Company is at all material times listed on the New York Stock Exchange.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that Shares to be registered by the Company as described in the Registration Statement when issued by the Company, will be validly issued, fully paid and non-assessable (meaning that no further sums will be payable with respect to the holdings of the Shares).

We hereby consent to the filing of this opinion as exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours faithfully
CONYERS DILL & PEARMAN